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Exhibit 4.1

            SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


                  THIS SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is entered into as of the 13th day of February, 2003, by and among ZOLTEK COMPANIES, INC., a Missouri corporation (the "Company"), and each of the investors listed on Exhibit A attached to this Agreement
                                    ---------
(each an "Investor" and collectively, the "Investors").

                  RECITAL:

                  WHEREAS, The Company and the Investors deem it advisable for the Investors to purchase and the Company to sell to the Investors the Debentures (as defined below), all upon the terms and subject to the conditions herein provided.

                  NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1.                DESCRIPTION OF DEBENTURES; COMMITMENT.
                  -------------------------------------

                  1.1 Description of the Debentures. The Company has
                      -----------------------------
authorized the issue and sale of Subordinated Convertible Debentures, in an aggregate principal amount not to exceed $10,000,000 in the form of Exhibit
                                                                    -------
B hereto, convertible into shares of the Company's common stock, $.01 par
-
value (the "Common Stock"), as set forth in Section 7 hereof (such Subordinated Convertible Debentures are hereinafter referred to as the "Debentures"). The Debentures will be dated the date of issue and bear interest at the rate of 7% per annum, payable semiannually, as provided therein. Principal of the Debentures shall be due and payable on February 13, 2008. On the Closing Date, the Company shall deliver to each Investor an executed copy of a Registration Rights Agreement in respect of the Debentures and the Warrants (as defined in Section 10.4 hereof) in substantially the form of Exhibit C hereto.
                          ---------

                  1.2 Purchase of Debentures. Subject to the terms and
                      ----------------------
conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date (as defined below), the Company agrees to issue and sell to the Investors, and each of the Investors severally agrees to purchase from the Company, the Debentures in the respective principal amount set forth opposite such Investor's name on Exhibit A hereto at a price of 100% of the principal amount thereof.
---------

                  1.3 Closing Date. Delivery of the Debentures to be issued
                      ------------
and purchased pursuant to this Agreement shall be at the offices of Thompson Coburn LLP, One US Bank Plaza, Suite 3400, St. Louis, Missouri, against payment to the Company of the purchase price therefor by wire transfer of immediately available funds (the "Closing"), at 10:00 A.M., St. Louis


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time, on February 13, 2003 or such later date as shall be mutually agreed upon by the Company and Investor (the "Closing Date").

                  1.4 Future Closings. To the extent the Company issues less
                      ---------------
than the maximum $10,000,000 in face amount of the Debentures at the Closing, the Company may, in its discretion, issue additional Debentures to accredited investors until the face amount of all Debentures issued under this Agreement equals $10,000,000, provided that (a) such accredited
                                   --------
investors shall execute and deliver to the Company and each other Investor original counterparts of this Agreement (agreeing to be bound hereby as an "Investor") and the Registration Rights Agreement (agreeing to be bound thereby as a "Securityholder"), (b) the consideration for each Debenture and related Warrant shall be cash in an amount equal to 100% of the face amount of such Debenture, and (c) such accredited investors shall receive Debentures and Warrants having terms identical to those issued at the Closing, but dated as of the respective dates of purchase by such accredited investors.

2.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                  ---------------------------------------------

                  In order to induce each Investor to enter into this Agreement and to purchase the Debentures, the Company hereby represents and warrants to each Investor that:

                  2.1 Organization. The Company is a corporation duly
                      ------------
organized, validly existing and in good standing under the laws of the State of Missouri. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified will not have a material adverse effect on the Company. The Company has furnished counsel to the Investors true, correct and complete copies of its Amended and Restated Articles of Incorporation, including all amendments and certificates of designations, as presently in effect (the "Articles"), and Amended and Restated By-Laws, as presently in effect (the "By-Laws").

                  2.2 Authorization and Consents. The Company has all
                      --------------------------
requisite corporate power and authority to own or lease and use its properties and assets, to carry on its business as currently conducted, to own enter into and to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly and effectively authorized and approved by all requisite corporate action of the Company, and no other corporate or shareholder act or proceeding on the part of the Company shall be necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will violate or conflict with any of the terms, conditions or provisions of the Articles or Bylaws of the



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Company, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

                  2.3 Financial Statements. The Company's audited financial
                      --------------------
statements as of September 30, 2001 and for the fiscal year then ended contained in its Annual Report on Form 10-K, the Company's unaudited financial statements as of June 30, 2002 and for the quarter and nine-month periods then ended contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and the Company's unaudited financial statements as of December 31, 2002 and for the quarter then ended as previously furnished to the Investors (collectively, the "Company Financial Statements") are true and complete copies of such statements. The Company Financial Statements, taken together with the other disclosures in those filings, present fairly in all material respects the consolidated financial position and consolidated results of operations of the Company as of the respective dates and for the respective periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a basis consistent (except as otherwise noted) with prior periods, except that the unaudited statements lack full footnote disclosures and are subject to year end adjustment. Since June 30, 2002, there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company and its subsidiaries, taken as a whole, from the information presented in the Company Financial Statements.

                  2.4 Capitalization.
                      --------------

                           (a) At Closing, the authorized capital stock of
the Company will consist solely of (i) 50,000,000 shares of Common Stock, of which 16,285,338 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which will be issued and outstanding on the date hereof.

                           (b) Except (i) for 1,087,000 shares of Common
Stock reserved for issuance pursuant to options currently held by employees of the Company, (ii) for 1,000,000 shares of Common Stock reserved for future issuance pursuant to the Company's employee benefit plans, (iii) for 2,857,143 shares of Common Stock reserved for issuance upon conversion of the Debentures, (iv) for 500,000 shares of Common Stock reserved for issuance upon exercise of the Warrants (defined below), and (v) as specified in the Articles, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock.

                           (c) At Closing, sufficient shares of authorized
but unissued Common Stock of the Company will have been reserved by appropriate corporate action in connection with the prospective conversion of the Debentures and exercise of the Warrants. The issuance of Common Stock in connection with the conversion of the Debentures and exercise of the Warrants in accordance with their respective terms will not require any further corporate action by the shareholders or directors of the Company, will not be subject to preemptive rights of any present or future shareholders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound. The Common Stock, when issued upon conversion of the Debentures and exercise of the Warrants in accordance with their



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respective terms, will be duly authorized, fully paid and non-assessable and will be free of any liens or encumbrances.

                  2.5 Information Regarding the Company. The Company has
                      ---------------------------------
delivered or made available to Investor true and complete copies of all reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), within the last two years. The Company has delivered to Investor a draft of the Company's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2002, a copy of which is attached hereto as Schedule 2.5. To the best of the Company's knowledge and
                   ------------
belief, none of the foregoing reports, nor any other filing made by the Company with the SEC, contained, at the time thereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  2.6 Litigation. Except as set forth on Schedule 2.6, there
                      ----------                         ------------
are no actions, suits, proceedings, claims, investigations or inquiries of any kind pending or, to the knowledge of the Company, threatened against the Company before any court, commission, agency or other administrative or judicial authority which could have a material adverse effect on the financial condition, results of operations, assets, liabilities or business of the Company. The Company is not the subject of any judicial or governmental order or decree, other than those of general application. There is no suit, claim, action, proceeding or governmental investigation now pending or, to the Company's knowledge, threatened against the Company which contests the validity of this Agreement or the ability of the Company to consummate the transactions contemplated by this Agreement.

                  2.7 Transactional Approvals. Except as set forth on
                      -----------------------
Schedule 2.7, no approval, authorization, order, license, permit, franchise
------------
or consent of, or registration, qualification or filing with, or notice to, any judicial or governmental agency or authority, or any other person or entity, is required in connection with the execution, delivery or performance by the Company of this Agreement.

                  2.8 Intellectual Property. The Company owns, or has the
                      ---------------------
valid license or other rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights used by the Company in its business (the "Intellectual Property Rights"), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others, except where such conflict or infringement would not have a material adverse effect on the Company or the conduct of its business as presently conducted by it. To the Company's knowledge, all Intellectual Property Rights owned or used by the Company are free of any adverse claims, rights or encumbrances as to the Company's rights thereto.

                  2.9 Environmental Matters. No person or party (including,
                      ---------------------
but not limited to, governmental agencies of any kind) has asserted any claim against the Company, and, to the Company's knowledge, there is no basis for any such claim, relating to any violation, citation, claim



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or complaint relating to the business of the Company or its property arising under any law relating to the environment, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act and antipollution, waste control and disposal and environmental "clean-up" provisions of similar statutes of any federal, state or local governmental authorities, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith, except to the extent any such claim will not have a material adverse effect on the Company or on the conduct of its business.

         2.10 Tax Matters. The Company has prepared and duly filed all tax
              -----------
reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports, and the Company has paid in full all taxes shown to be due on such returns or any assessment, deficiency notice, 30-day letter or similar notice received by it, except where such taxes are being protested in good faith by appropriate proceedings or where such reports and returns do not reflect that any tax is due and owing by the Company and except where the failure to file such reports and returns or pay such taxes would not have a material adverse effect on the Company or the conduct of its business. All taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority. The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid, except to the extent such actions, proceedings or claims, if adversely determined to the Company, will not have a material adverse effect on the Company or the conduct of its business. To the best of the Company's knowledge, there is no valid basis for any assessment, deficiency notice, 30-day letter or similar intention to assess any tax with respect to returns filed or required to be filed by the Company.

         2.11 Insurance. The Company maintains policies of insurance from
              ---------
reputable insurers (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, products liability, automobile, fire and lightning and worker's compensation) in amounts and limits deemed appropriate in light of the Company's business activities, and the Company is not aware of any material gaps in coverage or any denial of coverage with respect to a material loss affecting the Company.

         2.12 Labor Matters. The Company is in compliance in all material
              -------------
respects with federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, or to Company's knowledge threatened, against or affecting the Company which could reasonably be expected to have a material adverse effect on the Company or the conduct of its business. There are no pending or, to the Company's knowledge, threatened claims against the Company by any present, former or prospective employee arising out of the denial or termination of employment or any matters relating to any workplace environment of the Company or the actions or omissions of other employees of the Company (other than claims for worker's compensation benefits as a result of workplace injuries), except claims



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which, if adversely determined to Company, will not have a material adverse effect on the Company or the conduct of its business.

                  2.13 No Broker. Except as set forth on Schedule 2.13, no
                       ---------                         -------------
person, firm or corporation has acted in the capacity of broker, advisor, investment banker or finder on behalf of the Company to bring about the negotiation or consummation of this Agreement. Any fee payable to a broker, advisor, investment banker or finder identified on Schedule 2.13 shall be paid by the Company.

                  2.14 Contracts. Neither the Company nor any other party to
                       ---------
any contract or agreement to which the Company or any of its subsidiaries is a party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default, or permit termination, modification or acceleration, of the contract or agreement if consequences of a default or termination is reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company do not and will not, with or without notice or lapse of time, constitute a breach or default of, or result in any lien under, any material contract, undertaking, indenture or any other agreement or instrument by which the Company is bound or to which it is a party.

3.                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
                  -----------------------------------------------

         Each Investor represents and warrants to the Company that all action on the part of such Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date. This Agreement, when executed and delivered by Investor, shall constitute a valid and legally binding obligation of such Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

4.                FEDERAL AND OTHER SECURITIES LAWS.
                  ---------------------------------

                  4.1      Investment Representations.
                           --------------------------

                           (a) This Agreement is made with each Investor in
reliance upon such Investor's representation to the Company, which by its acceptance hereof Investor hereby confirms, that the Debentures, the Warrants and the Common Stock issuable upon conversion of the Debentures or exercise of the Warrants (all such securities are referred to as the "Securities" for purposes of this Section 4) to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities.


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                           (b) Each Investor understands that the Securities
are not registered under the Securities Act of 1933, as amended (the "1933 Act"), on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that the Company's reliance on such exemption is predicated on such Investor's representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. Each Investor confirms it has no such intention.

                           (c) Each Investor represents that it is an
"accredited investor" within the meaning of Rule 501 under the 1933 Act and that such Investor is experienced in evaluating and investing in companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. Each Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by the Company under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

                           (d) Each Investor understands that the Securities
may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, each Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of Rule 144 are met. Each Investor represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 4.1(e) hereof.

                           (e) Each Investor agrees that in no event will it
make a transfer or disposition of any of the Securities (other than in accordance with the terms of conversion or exercise thereof or pursuant to an effective registration statement under the 1933 Act) unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Company, at the expense of such Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act.


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                  4.2      Legends; Stop Transfer.
                           ----------------------

                           (a) All certificates for the Securities may bear
the following or a substantially similar legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                           (b) The certificates for the Securities may also
bear any legend required by any applicable state securities or other law or any of the other agreements executed by the Investor in connection with its investment in the Company.

                           (c) In addition, the Company shall make a
notation regarding the restrictions on transfer of the Securities in its records and the Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of Section 4.1(e) hereof.

5.                SUBORDINATION OF DEBENTURES.
                  ---------------------------

         The Company and each Investor, by such Investor's acceptance hereof, agree that the payment of the principal and interest hereon is hereby expressly subordinated, as hereinafter provided, to the prior payment of the principal of, and interest or other charges or fees on, all existing or future obligations of the Company for money borrowed from any bank, trust company, insurance company, or other financial institution (each a "Senior Creditor") engaged in the business of lending money (the foregoing being referred to, collectively, as the "Senior Indebtedness"). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets or liabilities of the Company, or in the event of default in the payment of the principal or interest on the Senior Indebtedness, or in the event that the Company has received written notice from any Senior Creditor that such Senior Creditor has declared a default as a result of the occurrence of any non-payment default by the Company under any Senior Creditor agreement or loan document, (1) no amount shall be paid by the Company in respect of the principal of or interest on the Debentures at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall have been paid in full, and
(2) no claim or proof of claim shall be filed with the Company by or



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on behalf of the Investors asserting any right to receive any payments in respect of the principal of and interest on the Debentures, unless there shall first have been payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         The Company and each Investor, by such Investor's acceptance hereof, agree that (i) the Debentures are, and shall remain, unsecured, and the Investors shall not take or accept any collateral or security for the repayment of sums due under the Debentures, (ii) the Company shall not, without the prior written consent of the Senior Creditors, prepay (voluntarily, involuntarily, by acceleration or otherwise) any principal, interest or other amounts due on the Debentures, and (iii) this Section 5 shall not be modified or otherwise amended without the prior written consent of all Senior Creditors.

6.       DEBENTURES MAY NOT BE PREPAID.
         -----------------------------

         Except as otherwise provided in Section 8.3 hereof, the Debentures may not be prepaid prior to maturity.

7.       CONVERSION OF DEBENTURES.
         ------------------------

         7.1 Conversion Rights and Manner of Exercise. Subject to and upon
             ----------------------------------------
compliance with the provisions hereof, each holder of a Debenture shall have the right, at any time and from time to time, after the date hereof, to convert all, but not less than all, of the principal amount of such Debenture into as many whole shares of Common Stock of the Company as the unpaid principal balance to be so converted is a multiple of $3.50, subject to adjustment as hereinafter provided (the "Conversion Price"). Upon conversion, in lieu of issuing any fractional shares, the Company shall pay to the holder exercising conversion rights an amount of cash equal to the amount of any fractional share which otherwise would be issuable multiplied by the Conversion Price.

         In order to exercise the foregoing conversion privilege, the holder thereof shall surrender the Debenture to the Company at its principal office accompanied by a written statement (the "Conversion Notice") indicating that the Debenture is being surrendered for conversion and stating the name, address and tax identification number of the person in whose name certificates evidencing the Common Stock issuable upon conversion are to be registered.

         7.2 Issuance of Stock Certificates. As promptly as practicable (but
             ------------------------------
in any event within 10 days) after the receipt of such Conversion Notice and surrender of the Debenture as aforesaid, the Company shall issue and deliver to such holder, issued in the name of such holder or such other person or persons as such holder may request, a certificate or certificates for the securities issuable upon the conversion of such Debenture. Such conversion shall be deemed to have been effected as of the close of business on the date on which such Conversion Notice shall have been received by the Company and such Debenture shall have been surrendered as aforesaid, and at such time the rights of the holder of the Debenture as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the securities represented thereby.


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         7.3 Cash Adjustments on Conversion. No payment or adjustment shall
             ------------------------------
be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the securities to be issued on conversion of any of the Debentures, but the Company shall pay all interest on such Debenture surrendered for conversion accrued to the date when the above mentioned Conversion Notice shall have been received by the Company.

         7.4 Mergers, Consolidations, Sales. In the case of any
             ------------------------------
consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of the Debentures shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the securities immediately theretofore receivable upon conversion of the Debentures, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, amalgamation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a type and number of outstanding securities equal to the type and number of securities immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Debentures to the end that the provisions of this Section 7, shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of the Debentures. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument, the obligation to deliver to such holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such holder may be entitled to receive.

         7.5 Dissolution or Liquidation. In the event of any proposed
             --------------------------
distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7.4 shall be applicable) the Company shall mail notice thereof to the holders of the Debentures and shall make no distribution to shareholders until the expiration of 20 days from the date of mailing of the aforesaid notice and, in any such case, the holders of the Debentures may exercise the conversion rights, to the extent such rights then are exercisable, with respect to the Debentures within 20 days from the date of mailing such notice and all conversion rights herein granted not so exercised within such 20-day period shall thereafter become null and void.

         7.6 Notice of Extraordinary Dividends. If the Board of Directors of
             ---------------------------------
the Company shall declare any dividend or other distribution on its capital stock except out of retained earnings or by way of a stock dividend payable in shares of its Common Stock on its Common Stock, the Company shall mail notice thereof to the registered holders of the Debentures not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holders of the Debentures shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless



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and to the extent that such conversion rights, to the extent such rights then are exercisable, are exercised prior to such record date. The provisions of this Section 7.6 shall not apply to distributions made in connection with transactions covered by Section 7.4.

         7.7 Reservation of Stock; Listing. The Company will at all times
             -----------------------------
reserve and keep available such number of shares of its authorized Common Stock, solely for the purpose of issuing upon the conversion of the Debentures or exercise of the Warrants as herein provided for, as then shall be issuable upon the conversion of the Debentures or exercise of the Warrants. Upon any conversion of the Debentures or exercise of the Warrants, if the Common Stock is then listed on any national securities exchange or quoted on The Nasdaq Stock Market, then all shares of Common Stock issued upon such conversion of the Debentures or exercise of the Warrants shall upon issuance be duly listed or quoted thereon, as the case may be.

         7.8 Fully Paid Stock; Taxes. The Company covenants and agrees that
             -----------------------
the shares of stock represented by each and every certificate for its securities to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable, and the Company will take all such action as may be necessary to assure that the par value per share of securities issuable hereunder (if other than without nominal or par value) is at all times equal to or less than the Conversion Price in effect from time to time hereunder. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of the Debentures or any securities or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Debentures or convertible securities converted, and any such tax shall be paid by such holder at the time of presentation.

         7.9 Closing of Transfer Books. The right to convert the Debentures
             -------------------------
or exercise of the Warrants shall not be suspended during any period while the stock transfer books of the Company for any of its capital stock may be closed. The Company shall not be required, however, to deliver certificates for the securities issuable upon such conversion or exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such securities issuable until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

         7.10 Adjustment of Conversion Price. The Conversion Price and the
              ------------------------------
number and type of securities issuable upon conversion of the Debentures shall be subject to adjustment as follows:

                  (a) In case at any time or from time to time on or after the date hereof, the holders of any shares of Common Stock or other securities at the time receivable upon the conversion of the Debentures shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holders of the Debentures shall upon the conversion thereof, be entitled to receive, without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holders would have held on the date of such conversion had they been the holder of record of such Common Stock or other securities on the date thereof and had thereafter during the period from the date thereof to and including the date of such conversion retained such Common Stock and/or all other additional stock receivable by them as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 7.10(b) and (c).

                  (b) In case of any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or of any other corporation the stock or securities of which are at the time receivable upon the conversion of the Debentures), on or after the date thereof, or in case after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case, the holders of the Debentures, upon the conversion thereof, at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities of such party to which such holders would have been entitled upon such consummation if such holders had converted the Debentures immediately prior thereto, all subject to further adjustment as provided in Section 10.10(a) and (c); in each such case the terms of this Section 10.10 shall be applicable to the shares of stock or other securities properly receivable upon the conversion of the Debentures after such consummation.

                  (c) If at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Debentures shall be proportionately increased; and conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon conversion of the Debentures shall be proportionately decreased.

                  (d) Except as provided in this Section 7.10, no adjustment of the Conversion Price or shares issuable upon conversion of the Debentures shall be made on account of dividends or other transactions involving the Common Stock.

8.       EVENTS OF DEFAULT AND REMEDIES THEREFOR.
         ---------------------------------------

         8.1 Nature of Events. An "Event of Default" shall exist if any of
             ----------------
the following occurs and is continuing:

                  (a) Principal Payments -- the Company fails to make any
                      ------------------
payment of principal on the Debentures on or before the date such payment is due, whether by prepayment, at maturity, by acceleration or otherwise; or

                  (b) Interest Payments -- the Company fails to make any
                      -----------------
payment of interest on the Debentures on or before five days after the date such payment is due; or

                  (c) Other Defaults -- the Company fails to comply with any
                      --------------
other provision of this Agreement, and such failure continues for more than 30 days after receipt of written notice from the holders of a majority of the principal amount of the Debentures; or

                  (d) Warranties or Representations -- any material
                      -----------------------------
warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect; or

                  (e) Default on Other Indebtedness -- any indebtedness of
                      -----------------------------
the Company or any subsidiary for borrowed money is not paid when due or within any grace period provided therefor or becomes due and payable prior to its expressed maturity by reason of any default by the Company or any subsidiary in the performance or observance of any of the terms, provisions, obligations or conditions applicable thereto; or

                  (f) Voluntary Bankruptcy Proceedings; Insolvency -- the
                      --------------------------------------------
Company shall (1) be generally not paying its debts as they become due or admits in writing its inability to pay its debts generally as they become due, (2) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (5) be adjudicated insolvent or be liquidated, or (6) take corporate action for the purpose of any of the foregoing; or

                  (g) Involuntary Bankruptcy Proceedings -- a court or
                      ----------------------------------
governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or if any petition for any such relief shall be filed against the Company or a subsidiary and such petition shall not be dismissed within 60 days.

         8.2 Notice to Holders. When any Event of Default described in the
             -----------------
foregoing Section 8.1 has occurred, or if the holder of any evidence of indebtedness of the Company other than the Debentures gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to the holders of the Debentures, such notice to be in writing and sent by registered or certified mail or by telegram.

         8.3 Acceleration of Maturities. When any Event of Default described
             --------------------------
in Section 8.1 has occurred and is continuing, the holders of a majority of the principal amount of the Debentures may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Debentures to be, and such Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and the Company shall, subject to receipt by the Company of the written consent of the Senior Creditor(s) as is required under Section 5 hereof, forthwith pay to such holder the entire principal of and interest accrued on the Debentures. No course of dealing on the part of the holders of the Debentures nor any delay or failure on the part of the holders of the Debentures to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay the holders of the Debentures all reasonable costs and expenses incurred by them in the collection of the Debentures upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         8.4 Rescission of Acceleration. The provisions of Section 8.3 are
             --------------------------
subject to the condition that the holders of a majority of the principal amount the Debentures may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

9.       AMENDMENTS, WAIVERS AND CONSENTS.
         --------------------------------

         9.1 Consent Required. Any term, covenant, agreement or condition of
             ----------------
this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of a majority of the aggregate principal amount of the Debentures then outstanding. Without the consent of each Investor affected, however, an amendment under this Section may not: (i) reduce the amount of Debentures whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Debenture; (iii) reduce the principal of or change the maturity of any Debenture; (iv) waive an Event of Default in the payment of the principal of or interest on any Debenture; (v) make any Debenture payable in money other than that stated in the Debenture; or (vi) amend or modify the provisions of this Section 9.1. No amendment to Section 5 hereof or of this sentence may be made without the written consent of each holder of Senior Indebtedness.

         9.2 Effect of Amendment or Waiver. Any such amendment or waiver
             -----------------------------
shall be binding upon each future holder of the Debentures and upon the Company, whether or not such Debentures shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

10.      CONDITIONS PRECEDENT TO CLOSING.
         -------------------------------

         The obligations of Investors to purchase the Debentures are subject to the satisfaction of each of the following conditions on or before the
Closing:

         10.1 Representations and Warranties True and Accurate as of
              ------------------------------------------------------
Closing. The representations and warranties of the Company contained herein
-------
shall be true and accurate in all material respects as of the Closing with the same force and effect as though made at such time.

         10.2 Material Adverse Effects. There shall not have occurred after
              ------------------------
the date hereof, any events, facts or circumstances which would constitute or result in a material adverse effect on the Company.

         10.3 Legal Proceedings. No preliminary or permanent injunction or
              -----------------
other order issued by a governmental body, and no statute, rule, regulation or executive order promulgated or enacted by a governmental body, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the sale and purchase of the Debentures. No proceeding shall be pending or, to the knowledge of the Company or the Investors, threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the sale and purchase of the Debentures or seeking to obtain damages or other relief in connection with this Agreement.

         10.4 Warrants. Each Investor shall have received a Warrant
              --------
substantially in the form attached hereto as Exhibit D (collectively, the
                                             ---------
"Warrants") to purchase a number of shares of Common Stock of the Company in the ratio of five shares for each $100 principal amount of Debenture (i.e., 50,000 shares for each $1 million principal amount of Debenture) at an initial exercise price of $5.00 per share.

         10.5 Officer's Certificate. The Company shall have delivered to the
              ---------------------
Investors a certificate signed by its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in Sections 10.1, 10.2 and 10.3 above have been satisfied in all respects.

         10.6 Secretary's Certificate. The Company shall have delivered to
              -----------------------
the Investors copies of the Articles of Incorporation and By-Laws of the Company, each as amended to date and a copy of the resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and performance by the Company of all of the transactions contemplated hereby including, but not limited to, execution and delivery of the Debentures and the Warrants, and issuance of shares of Common Stock of the Company upon conversion of the Debentures or exercise of the Warrants, all certified by the Secretary of the Company.

         10.7 Consent of Lender. Southwest Bank of St. Louis (the "Bank")
              -----------------
shall have consented in writing to the execution and delivery by the Company of this Agreement and the Debentures and the performance by the Company of the transactions contemplated hereby and thereby.

         10.8 Amendment to Credit Agreement. The Company and the Bank shall
              -----------------------------
have executed a First Amendment to Credit Agreement containing the terms substantially as set forth on the term sheet attached hereto and marked Exhibit E and all contingencies to the Bank's obligations to fund thereunder
---------
shall have been satisfied or waived.

         10.9 Opinion of Company Counsel. The Investors shall have received
              --------------------------
from counsel to the Company an opinion, dated as of the Closing Date, and addressed to the Investors, in form and substance reasonably satisfactory to counsel for the Investors, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, with full corporate power and authority to execute, deliver and perform this Agreement, the Debentures and the Warrants;

                  (ii) The execution, delivery and performance by the Company of this Agreement, the Debentures and the Warrants have been duly authorized by all necessary corporate action on the part of the Company;

                  (iii) This Agreement, the Debentures and the Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law), laws affecting the enforceability of certain indemnification obligations under applicable securities laws and to an implied covenant of reasonableness, good faith and fair dealing;

                  (iv) The execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company do not and will not result in a violation of the Company's Articles of Incorporation or By-Laws, or, to our knowledge, any judgment, order or decree of any court or agency to which the Company is subject;

                  (v) The execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company do not and will not, with or without notice or lapse of time, constitute a material breach or default of, or result in any lien under, any material contract, undertaking, indenture or other agreement or instrument by which the Company is bound or to which it is a party and which is either (x) set forth or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 2002 as set forth on Schedule 2.5 to this
                                                  ------------
         Agreement, or (y) otherwise known to such counsel;

                  (vi) To counsel's knowledge, there is no suit, action or legal, administrative, arbitration or other proceeding pending or threatened against the Company pertaining to this Agreement or any of the transactions contemplated thereby; and

                  (vii) The shares of Common Stock of the Company to be issued upon conversion of the Debentures or exercise of the Warrants will, when issued upon such conversion or exercise, be validly issued, fully paid and non-assessable shares of the Common Stock.

         10.10 Unqualified Auditors' Report. The Company's audited
               ----------------------------
financial statements as of September 30, 2002 and for the three fiscal years then ended shall be accompanied by an unqualified report of the Company's independent auditors.

11.      MISCELLANEOUS.
         -------------

         11.1 Registered Debentures. The Company shall cause to be kept at
              ---------------------
its principal office, a register for the registration and transfer of the Debentures, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Debenture issued pursuant to this Agreement.

         Subject to the provisions of Section 4, at any time and from time to time the registered holder of a Debenture may transfer such Debenture, or cause the same to be transferred upon surrender thereof at the principal office of the Company duly executed or accompanied by a written instrument of transfer duly executed by the registered holder of such Debenture or his attorney duly authorized in writing.

         The person in whose name a Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal and interest on a Debenture shall be made to or upon the written order of such registered holder.

         11.2 Exchange of the Debentures. Subject to the provisions of
              --------------------------
Section 4, at any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of a Debenture initially delivered or of a Debenture substituted therefor pursuant to Section 11.1, this
Section 11.2 or Section 11.3, and, upon surrender of such Debenture at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, a Debenture for the same aggregate principal amount as the then unpaid principal amount of the Debenture so surrendered, in the denomination of $100,000 or any integral multiple thereof as such holder shall specify, dated as of the date to which interest has been paid on the Debenture so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such person or persons, as may be designated by such holder, and otherwise of the same form and tenor as the Debenture so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         11.3 Loss, Theft, etc. of a Debenture. Upon receipt of evidence
              --------------------------------
satisfactory to the Company of the loss, theft, mutilation or destruction of a Debenture, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and

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

cancellation of a Debenture, the Company will make and deliver without expense to the holder thereof, a new Debenture, of like form and tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture.

         11.4 Expenses, Stamp Tax Indemnity. The Company agrees that it will
              -----------------------------
pay and save Investor harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement. Each of the parties hereto agrees to protect and indemnify the other parties against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any person in connection with the issue and sale of the Common Stock and Warrants by the Company pursuant to this Agreement which may arise out of the actions of such party. The Company also agrees to reimburse the Investors on the Closing Date for the reasonable fees and expenses, not to exceed $20,000, of one counsel for the Investors in connection with the negotiation and execution of the Agreement and the transactions contemplated hereby.

         11.5 Powers and Rights Not Waived; Remedies Cumulative. No delay or
              -------------------------------------------------
failure on the part of a holder of a Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holders of the Debentures are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 9 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

         11.6 Payments on Saturdays, Sundays and Holidays. Whenever the date
              -------------------------------------------
fixed for the payment of principal or interest on the Debentures falls on a Saturday, Sunday, legal holiday or any day on which banking institutions in the city of payment are authorized by law to close, then the payment of principal or interest need not be made on such date, but may be made on the next succeeding regular business day with the same force and effect as if made on the date fixed.

         11.7 Notices. All communications (other than those sent to
              -------
shareholders generally) provided for hereunder shall be in writing and, if to an Investor, delivered or mailed by registered or certified mail, to the address set forth in Exhibit A hereto or such other address as such Investor
                     ---------
or the subsequent holder of a Debenture initially issued to Investor, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail to: Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, marked "Attention: Chief Executive Officer" or to such other address as the Company may in writing designate to the Investors or to subsequent holders of the Debentures.

         11.8 Successors and Assigns. This Agreement shall be binding upon
              ----------------------
the Company and its successors and assigns and shall inure to Investor's benefit and to the benefit of Investor's successors and permitted assigns, including each successive holder or holders of the Debentures.

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

         11.9 Survival of Covenants and Representations. All covenants,
              -----------------------------------------
representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the closing of the transactions herein contemplated, shall survive such closing and the delivery of this Agreement.

         11.10 Severability. Should any part of this Agreement for any
               ------------
reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

         11.11 Governing Law. This Agreement and securities issued and sold
               -------------
hereunder shall be governed by and construed in accordance with Missouri law, without reference to conflict of laws principles.

         11.12 Captions. The descriptive headings of the various Sections or
               --------
parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         11.13 Number and Gender. Where required by the context, singular
               -----------------
words or pronouns shall be construed as plural, plural words and pronouns shall be construed as singular and the gender of personal pronouns shall be construed as either masculine, feminine or neuter.

         11.14 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall constitute one Agreement binding on all the parties hereto.



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                                   - 19 -

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

                               SIGNATURE PAGE
                                     TO
            SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
            -----------------------------------------------------


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        COMPANY:

                                        ZOLTEK COMPANIES, INC.



                                        By: /s/ Zsolt Rumy
                                            Name: Zsolt Rumy
                                            Title: President









                                   - 20 -